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                                                                    EXHIBIT 10.5

                             TUSCARORA INCORPORATED
               COMMON STOCK PURCHASE PLAN FOR SALARIED EMPLOYEES
                        (AS AMENDED ON OCTOBER 11, 1996)

     The purpose of the Common Stock Purchase Plan for Salaried Employees (the "Plan") is to provide the eligible employees of Tuscarora Incorporated (the "Company") and its Subsidiaries with a convenient means of purchasing shares of Common Stock, without par value (the "Common Stock"), of the Company through regular salary deductions, matching employer contributions and investment of cash dividends. For the purposes of the Plan, the term "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock processing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     PARTICIPATION IN THE PLAN IS VOLUNTARY, AND NO RECOMMENDATION IS MADE TO ELIGIBLE EMPLOYEES AS TO WHETHER THEY SHOULD OR SHOULD NOT PARTICIPATE IN THE PLAN. THERE IS NO GUARANTEE UNDER THE PLAN AGAINST LOSS BECAUSE OF FLUCTUATIONS IN THE MARKET PRICE OF THE COMMON STOCK. IN SEEKING THE BENEFITS OF SHARE OWNERSHIP, EACH PARTICIPANT MUST ALSO ACCEPT THE RISKS ATTENDANT TO SUCH OWNERSHIP.

                                   SECTION 1

                                  ELIGIBILITY

     All regular full-time salaried employees of the Company and its Subsidiaries, are eligible to participate in the Plan, provided (i) they have attained the age of 18 years and (ii) they have completed one year of service with the Company or its subsidiaries. Employees of the Company and its Subsidiaries whose wages and other conditions of employment are covered by a collective bargaining agreement are not eligible to participate in the Plan unless and until such agreement provides for the application of the Plan to employees covered by such agreement.

                                   SECTION 2

                                 ADMINISTRATION

     The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board").

     The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operations of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan.

     The Committee shall keep records of action taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

     The Company shall maintain an account for each participant in the name of each participant and shall maintain all records in connection with the Plan.
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     Neither the Company nor the Committee shall be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability with respect to the prices or times at which shares of the Common Stock are purchased or sold for a participant or with respect to any fluctuation in market value before or after any purchase or sale of shares.

                                   SECTION 3

                        SHARES AVAILABLE UNDER THE PLAN

     The aggregate number of shares of the Common Stock which may be issued by the Company under the Plan is one hundred fifty thousand (150,000) shares, subject to adjustment and substitution as set forth in this Section 3. The shares which may be issued under the Plan may be either authorized but unissued shares or shares previously issued and thereafter acquired by the Company or partly each, as shall be determined from time to time by the Board. If a dividend or other distribution shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of the Common Stock which may be issued under the Plan but have not yet been issued shall be adjusted by adding thereto the number of shares of the Common Stock which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or distribution. If the outstanding shares of the Common Stock shall be changed into or exchangeable for a different number of shares of the Common Stock, then there shall be substituted for each remaining share of the Common Stock which may be issued under the Plan, the number of shares of the Common Stock into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchangeable.

                                   SECTION 4

                                 PARTICIPATION

     An eligible employee may enroll as a participant at any time by completing and signing an enrollment and salary deduction authorization form and delivering it to the Company's Accounting Department, except that any eligible employee who has made a hardship withdrawal from the Tuscarora Plastics, Inc. Savings Plan (the "401(k) Plan") shall be prohibited, for a period of 12 months from the date of the hardship withdrawal, from submitting such form. Enrollment shall become effective as of the first day of the first month which begins after the date the enrollment and salary deduction authorization form is received by the Company's Accounting Department.

     An eligible employee whose participation in the Plan has terminated may reenroll in the Plan by following the above procedure. An employee who makes a hardship withdrawal from the 401(k) Plan may, however, be prohibited from reenrolling in the Plan for a certain period as set forth in the preceding paragraph.

     The Committee reserves the right to reject any enrollment and salary deduction authorization form on the grounds of excessive reenrollment. This reservation is intended to minimize unnecessary administrative expense and to encourage use of the Plan as long-term shareholder and employee investment service.

                                   SECTION 5

                             EMPLOYEE CONTRIBUTIONS

     Each eligible employee is permitted to authorize a deduction from his or her salary, in even multiples of $1.00, of a minimum of $10.00 per month and a maximum of $300.00 per month, provided, however, that the

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maximum deduction for any calendar year shall not exceed eight percent (8%) of the annual salary of the eligible employee.

     Salary deduction authorizations shall remain effective until changed or terminated by the participant. A participant may change or terminate salary deduction authorizations at any time by completing and signing a salary deduction authorization change or termination form and delivering it to the Company's Accounting Department. A change or termination of salary deductions shall become effective as of the first day of the first month which begins after the date the salary deduction authorization change or termination form is received by the Company's Accounting Department. In addition, all salary deductions for an employee shall be automatically suspended for a period of twelve months from the date of a hardship withdrawal by the employee from the 401(k) Plan.

     Contributions by a participant through salary deduction authorizations shall be credited to the account under the Plan relating to the participant as of each salary payment date and shall be used to purchase shares of Common Stock for credit to such account as provided under Section 9 below.

                                   SECTION 6

                             EMPLOYER CONTRIBUTIONS

     On each Purchase Date, as defined in Section 9 below, the account relating to each participant shall be credited with an amount equal to ten percent (10%) of the amount credited to such account under Section 5 above the not previously applied to the purchase of shares of Common Stock. Such amount shall be used to purchase shares of Common Stock on such Purchase Date for credit to the account relating to the participant as provided under Section 9 below.

                                   SECTION 7

                       DIVIDENDS AND OTHER DISTRIBUTIONS

     Except as provided below, each account relating to a participant shall be credited with all cash dividends and other cash distributions, if any, paid in respect of the full shares and any fractional interest in a share credited to the account, less any amount the Company is required to deduct as backup withholding in respect of the dividend or distribution received, or considered to be received. Cash dividends and other cash distributions credited to a participant's account shall be invested in Common Stock in accordance with
Section 9 below.

     Cash dividends and other cash distributions paid in respect of shares credited to a participant's account shall be paid directly to the participant and shall not be credited to the participant's account or invested in Common Stock for a period of twelve months from the date of a hardship withdrawal by the participant to which the account relates from the 401(k) Plan if such investment would constitute elective contributions or employee contributions under an employer plan within the meaning of Treasury Regulations sec. 1.401(k)-1(d)(2)(iv)(B)(4) or any successor regulation.

     Any stock dividends or stock splits in respect of shares of Common Stock credited to an account shall be reflected in the account without charge. Any distributions of other securities or rights to subscribe for additional shares in respect of shares of Common Stock credited to an account relating to a participant shall be made directly to the participant.

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                                   SECTION 8

                  NO INTEREST ON AMOUNTS CREDITED TO ACCOUNTS

     No interest shall be paid on amounts credited to the accounts relating to the participants. Amounts credited to the accounts shall be under the control of the Company and its Subsidiaries until used to purchase shares of Common Stock or paid to participants and may be used for any corporate purpose.

                                   SECTION 9

                       PURCHASE OF SHARES OF COMMON STOCK

     On the sixth business day of each month (the "Purchase Date"), the contributions by the participants and their employers which have been credited to the accounts under the Plan and which have not been previously so applied shall be applied to the purchase of shares of Common Stock from the Company. Cash dividends or distributions which are to be invested in Common Stock under the Plan shall be applied to the purchase of shares of Common Stock from the Company on each dividend or distribution payment date. The purchase price of each share shall be the fair market value (determined as set forth in Section 17 below) of a share of the Common Stock on the Purchase Date or the dividend or distribution payment date, as the case may be. The shares purchased on each Purchase Date and dividend or distribution payment date shall be credited to the accounts for which the shares are purchased in proportion to the respective amounts used to purchase shares from each account. Each allocation shall be made in full shares and in fractional interests in a share to the ten-thousandth of a share.

     At the time of purchase, the participant with respect to an account shall immediately acquire full ownership of all shares and of any fractional interest in a share purchased for and credited to the account. All shares purchased shall be registered in the name of the Company or another nominee or custodian for the benefit of the participants under the Plan. Although a participant may not assign or hypothecate an interest in the Plan as such, upon purchase of shares under the Plan such shares may be sold pursuant to the procedures set forth in Sections 10 and 11 below or, following distribution of such shares to the participant, may be sold, assigned, hypothecated or otherwise dealt with by the participant as is the case with respect to any other shares of Common Stock the participant may own.

     Notwithstanding the foregoing, upon termination of an account relating to a participant under Section 10 or Section 11 below, any employee contributions credited to the account and not yet applied to the purchase of shares of Common Stock from the Company shall not be so applied and shall be delivered to the participant, and no employer contribution shall be made with respect to such employee contributions. Also, notwithstanding the foregoing and the provisions of Section 7 above, cash dividends or distributions with respect to shares of Common Stock credited to an account shall be delivered to the participant instead of credited to the account and applied to the purchase of shares of Common Stock from the Company on the dividend or distribution payment date if the date as of which the account is terminated is more than ten (10) calendar days prior to the record date of the cash dividend or distribution.

                                   SECTION 10

                     VOLUNTARY SALE OR WITHDRAWAL OF SHARES

     A participant may direct at any time that any or all of the shares credited to the account relating to the participant be sold. Upon such sale, a check for the proceeds, less any brokerage commissions and other charges applicable to the sale, shall be delivered to the participant. The participant may also request at any

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time that a certificate or certificates representing any or all of the full shares credited to the account relating to the participant be delivered to the participant.

     If the participant directs that all shares credited to the account relating to the participant be sold and the net proceeds delivered to the participant or requests that a certificate or certificates representing all full shares credited to the account relating to the participant be delivered to the participant, and the participant terminates or has terminated all salary deduction authorizations, the account shall be terminated as of the later of the date the direction or request is received and the effective date of the termination of salary deductions.

     Each direction or request referred to in this Section 10 shall be made by the participant by completing and signing a sale or withdrawal form and delivering it to the Company or an agent designated by the Company. Upon termination, any fractional interest in a share credited to the account may be sold and the net proceeds delivered to the participant or the value of the fractional interest may be determined by reference to the current fair market value of the Common Stock and paid to the participant in cash.

                                   SECTION 11

             TERMINATION OF ACCOUNT UPON TERMINATION OF EMPLOYMENT

     The account relating to a participant whose employment with the Company and its Subsidiaries terminates shall also be terminated as of the date of termination of employment. The participant may direct that all shares credited to the account be sold and the net proceeds delivered to the participant, or the participant may request that a certificate or certificates representing all full shares credited to the account be delivered to the participant. Any brokerage commissions and other charges applicable to sales are payable by the participant and will be deducted in determining the net proceeds. If no direction is received from the participant prior to the time the account relating to a participant would normally be settled, a certificate or certificates representing all full shares credited to the account will be delivered to the participant.

     Each direction or request referred to in this Section 11 shall be made by the participant by completing and signing a sale or withdrawal form and delivering it to the Company or an agent designated by the Company. Upon termination, any fractional interest in a share credited to the account may be sold and the net proceeds delivered to the participant or the value of the fractional interest may be determined by reference to the current fair market value of the Common Stock and paid to the participant in cash.

                                   SECTION 12

                  INFORMATION FOR PARTICIPANTS; VOTING RIGHTS

     Each participant shall receive at least quarterly each year a statement of all transactions affecting the account relating to the participant and the number of shares (including any fractional interest in a share) of the Common Stock credited to the account. Each participant shall also receive copies of all reports, proxy statements and other communications distributed by the Company to its shareholders generally at the time and in the manner such material is sent to such shareholders.

     Participants shall receive proxy soliciting material in connection with each meeting of shareholders of the Company. Shares can be voted only by the holder of record. The shares of Common Stock credited to each account (including any fractional interest in a share) shall be voted by the holder of record only in accordance with the participant's signed proxy instructions duly delivered to the holder of record.

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                                   SECTION 13

                        AMENDMENT OR TERMINATION OF PLAN

     The Board reserves the right to amend or terminate the Plan at any time. Any amendment or termination shall not result in the forfeiture of any funds deducted from the salary of any participant, or of any shares of Common Stock or fractional interest in a share credited to an account, or of any dividends or other distribution in respect of such shares, before the effective date of the amendment or termination.

                                   SECTION 14

                                  WITHHOLDING

     The purchase of shares of Common Stock under the Plan may result in compensation income to participants and may be subject to Federal income and employment tax, state income tax and/or local income tax withholding. The Company or one of its Subsidiaries shall withhold all applicable withholding taxes on any such compensation income from the salary of the participant who realizes such compensation income. Each participant's salary also shall be subject to withholding of all applicable Federal income and employment, state income and local income taxes without regard to any amounts deducted therefrom as salary deductions authorized under the Plan.

                                   SECTION 15

                              EXPENSES OF THE PLAN

     The Company and its Subsidiaries will pay all expenses incident to the operation of the Plan, including the costs of record keeping, accounting fees, legal fees, issue or transfer taxes on purchases of shares of the Common Stock pursuant to the Plan, the costs of delivery of stock certificates to participants and the costs of delivery of shareholder communications. Neither the Company nor any of its Subsidiaries will pay any expenses, commissions or taxes incurred in connection with the sale of shares of Common Stock credited to an account at the direction of the participant. Expenses in connection with any such sale will be deducted from the proceeds of sale prior to any remittance to the participant.

                                   SECTION 16

                            RIGHTS NOT TRANSFERABLE

     The right to purchase shares of Common Stock under the Plan shall not be transferable by an eligible employee and such right shall be exercisable during the eligible employee's lifetime only by the eligible employee. Upon the death of a participant, any shares held for the account relating to the participant and any cash payment for any fractional shares shall be transferred in accordance with the Will of the participant, or, if the participant dies intestate, the laws of descent and distribution of the state of domicile of the participant at the time of death.

                                   SECTION 17

                               FAIR MARKET VALUE

     Fair market value of the Common Stock shall be the mean between the following prices, as applicable, for the date as of which fair market value is to be determined as quoted in The Wall Street Journal (or in such other reliable publication as the Committee, in its discretion, may determine to rely upon):
(a) if the

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Common Stock is listed on the New York Stock Exchange, the highest and lowest sales prices per share of the Common Stock as quoted in the NYSE--Composite Transactions listing for such date, (b) if the Common Stock is not listed on such exchange, the highest and lowest sales prices per share of the Common Stock for such date on (or on any composite index including) the principal United States securities exchange registered under the 1934 Act on which the Common Stock is listed or (c) if the Common Stock is not listed on any such exchange, the highest and lowest sales prices per share of the Common Stock for such date on NASDAQ. If there are no such sale price quotations for the date as of which fair market value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then fair market value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of the Common Stock as so quoted on the nearest date before and the nearest date after the date as of which fair market value is to be determined. The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which fair market value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which fair market value is to be determined, then fair market value of the Common Stock shall be the mean between the bona fide bid and asked prices per share of the Common Stock as so quoted for such date on NASDAQ, or if none, the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which fair market value is to be determined, if both such dates are within a reasonable period. The average is to be determined in the manner described above in this Section 17. If the fair market value of the Common Stock cannot be determined on the basis previously set forth in this Section 17 on the date as of which fair market value is to be determined, the Committee shall in good faith determine the fair market value of the Common Stock on such date. Fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

                                   SECTION 18

                               ISSUANCE OF SHARES

     The obligation of the Company to issue shares of the Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Company, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the shares of Common Stock may then be listed and (iii) all other applicable laws, regulations, rules and orders which may then be in effect.

                                   SECTION 19

                              TERMINATION OF PLAN

     The Plan shall terminate when all of the shares of the Common Stock which may be issued under the Plan have been purchased; provided that the Board, in its sole discretion, may terminate the Plan at any time without any obligation on account of such termination, except as hereinafter provided. Upon termination of the Plan, distribution of each account shall be made as provided in Section 11 above in the case of a participant whose employment with the Company and its Subsidiaries has terminated.

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